UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023

Maxpro Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40857	87-1015109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5/F-4, No. 89

Songren Road, Xinyi District

Taipei City, Taiwan 11073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +886 2 7713 7952

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	JMACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	JMAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	JMACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 20, 2023, Maxpro Capital Acquisition Corp. (“Maxpro”) held a special meeting of stockholders (the “Meeting”), which was called to approve the proposals relating to the entry into and consummation of the Business Combination Agreement dated as of September 14, 2022 (as amended by that certain First Amendment to the Business Combination Agreement, dated as of February 9, 2023, the “Business Combination Agreement”) by and among Maxpro, Apollomics Inc., a Cayman Islands exempted company (“Apollomics”), and Project Max SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Apollomics (“Merger Sub”). An aggregate of 10,804,097 shares of Maxpro’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of February 16, 2023, were represented in person or by proxy at the Meeting.

Maxpro’s stockholders voted on the following proposals at the Meeting, each of which was approved:

(1) Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination Agreement and the transactions contemplated therein, pursuant to which Merger Sub will merge with and into Maxpro, with Maxpro continuing as the surviving corporation and, ultimately, a direct, wholly-owned subsidiary of Apollomics (the “Business Combination”). The following is a tabulation of the votes with respect to this proposal, which was approved by Maxpro’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,024,976	2,779,121	–	–

(2) Proposal No. 2 — The Advisory Charter Proposals – separate proposals to approve, on a non-binding advisory basis, the following material differences between Maxpro’s second amended and restated certificate of incorporation (“SPAC Charter”) and Apollomics’ sixth amended and restated memorandum and articles of association (“Apollomics MAA”) to be effective upon the consummation of the Business Combination:

a. A proposal to increase the total number of authorized shares to 650,000,000 shares, consisting of (i) 500,000,000 Apollomics Class A Ordinary Shares of par value $0.0001, (ii) 100,000,000 Apollomics Class B Ordinary Shares of par value $0.0001, and 50,000,000 Apollomics Preference Shares of par value $0.0001. The following is a tabulation of the votes with respect to this proposal, which was approved by Maxpro’s stockholders:

For	Against	Abstain	Broker Non-Votes
7,546,875	3,257,222	–	–

b. A proposal to require a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the ordinary shares voting in person or by proxy at a general meeting, to make amendments to the Apollomics MAA. The following is a tabulation of the votes with respect to this proposal, which was approved by Maxpro’s stockholders:

For	Against	Abstain	Broker Non-Votes
7,546,875	3,257,222	–	–

c. A proposal to provide that directors may only be removed for cause and by a special resolution under Cayman Islands law, being the affirmative vote of holders of a majority of at least two-thirds of the ordinary shares voting in person or by proxy at a general meeting. The following is a tabulation of the votes with respect to this proposal, which was approved by Maxpro’s stockholders:

For	Against	Abstain	Broker Non-Votes
7,546,875	3,257,222	–	–

(3) Proposal No. 3 — The Stockholder Adjournment Proposal – Because Maxpro’s stockholders approved the Business Combination Proposal and the Advisory Charter Proposals, a third proposal to adjourn the Meeting for the purpose of soliciting additional proxies was not submitted to Maxpro’s stockholders for approval at the Meeting.

No other items were presented for stockholder approval at the Meeting.

Item 8.01 Other Events.

In connection with the Business Combination, holders of 10,270,060 shares of Maxpro's Class A common stock exercised their right to redeem their shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXPRO CAPITAL ACQUISITION CORP.

	By:	/s/ Hong - Jung (Moses) Chen
		Name:	Hong - Jung (Moses) Chen
		Title:	Chief Executive Officer

Dated: March 21, 2023